NEWS RELEASE

Coeur Reports First Quarter 2018 Results
Chicago, Illinois - April 25, 2018 - Coeur Mining, Inc. ("Coeur" or the "Company") (NYSE: CDE) today reported first quarter 2018 financial results as well as an overview of key operating and strategic achievements during the period.
Financial results for the first quarter included revenue of $163.3 million and net income of $0.7 million. First quarter cash flow from operating activities was $15.5 million, adjusted EBITDA1 was $49.5 million, and free cash flow1 was $(26.8) million. These results reflect strong production and cost performance at the Company's Palmarejo silver-gold mine in northern Mexico, including a second consecutive quarter of costs applicable to sales ("CAS") per average spot silver equivalent ounce ("AgEqOz")1 below $7.00. Performance was also impacted by (i) a normalization of production levels at the Rochester mine in Nevada, which benefited from a temporary boost to production during the prior quarter due to accelerated recoveries from the newly-expanded Stage IV leach pad and from the placement of higher-grade gold ore during the second half of 2017; (ii) planned lower grades during the quarter at the Wharf and Kensington mines; (iii) and a $17.9 million increase in working capital compared to year-end 2017. Free cash flow1 during the quarter was additionally affected by capital expenditures of $18.6 million related to the commissioning of operations at the Company's new Silvertip underground mine in British Columbia.
Coeur achieved several important milestones during the first quarter, which included commencing production slightly ahead of schedule at the Silvertip mine and announcing the results of a re-scoped mine plan and preliminary economic assessment ("PEA") for its Rochester mine in Nevada. The PEA reflects plans to add high-pressure grinding roll ("HPGR") technology to Rochester's crushing circuit, potentially improving silver recovery curves and doubling the mine's expected net asset value ("NAV") to $609 million. The Company also completed the sale of its wholly-owned Bolivian subsidiary and the San Bartolomé mine, the result of which is a North America-focused and U.S.-centric platform with a significantly improved geopolitical risk profile and cost structure. As a result of this transaction, the San Bartolomé mine is excluded from consolidated operating statistics and financial results for all periods presented unless otherwise noted.

Highlights

•
Quarterly silver equivalent[1] production higher year-over-year - First quarter silver equivalent[1] production increased 4% year-over-year to 8.3 million AgEqOz[1] due primarily to a 31% increase in silver production at Palmarejo, partially offset by a 14% decrease in gold production at Wharf over the same period. Quarter-over-quarter, silver equivalent[1] production declined 23% due to temporarily lower mining rates at Palmarejo, the normalization of production levels at Rochester and lower planned grades at Wharf and Kensington

•
Higher quarterly unit costs - Companywide unit costs were up both quarter-over-quarter and year-over-year despite continued strong cost performance at Palmarejo, which delivered adjusted CAS per average spot AgEqOz[1] of $6.94 during the quarter. First quarter companywide all-in sustaining costs ("AISC") per average spot AgEqOz[1] were $14.44 compared to $12.33 in the prior quarter and $13.29 in the first quarter of 2017. The increase was driven by higher sustaining capital expenditures at Palmarejo and Kensington combined with fewer silver equivalent[1] ounces sold both quarter-over-quarter and year-over-year

•
Production commenced at the high-grade Silvertip mine - Production commenced at the high-grade Silvertip mine in early March following the successful commissioning of mill operations. Silvertip is expected to reach commercial production mid-year and ramp up to nameplate capacity of 1,000 metric tonnes, or about 1,100 short tons, per day in early 2019. The Company also plans to file a technical report on Silvertip in the second half of 2018 incorporating results from current drilling efforts

•
Substantial expected impact to Rochester based on new PEA - The results of Rochester's re-scoped mine plan and PEA, published February 26, 2018, reflect the strong positive impact expected from the planned addition of HPGR technology to Rochester's crushing circuit. The introduction of HPGR technology has the potential to increase Rochester’s silver recoveries from 61% over 20 years to 70% in just over two years, which could significantly improve the mine’s economics. The expected improvements reflected in the PEA include: (i) more than a twofold increase in NAV5% to $609 million, (ii) over a 20% reduction in costs per AgEqOz[1] for the first ten years after the HPGR installation, (iii) a 122% increase in total pre-tax life of mine cash flows and improved margins, and (iv) an extension of mine life to 2038

•
Continued focus on near-mine exploration - The Company demonstrated its continued commitment to near-mine exploration with Palmarejo, Kensington and Silvertip accounting for approximately 67% of the $11.9 million in expensed and capitalized exploration during the first quarter. Drilling at Palmarejo and Kensington emphasized resource expansion at near-mine, high-grade targets close to existing infrastructure, while exploration at Silvertip was focused on conversion of resources to reserves with the goal of declaring an initial reserve estimate later this year

"We achieved several key strategic objectives in the first quarter," said Mitchell J. Krebs, Coeur's President and Chief Executive Officer. "The sale of our San Bartolomé mine in Bolivia resulted in a meaningful upgrade to our portfolio given the mine's short remaining life, higher operating costs and future estimated closure-related costs. Combined with the successful start-up at our new Silvertip mine in British Columbia and our announced plans to install new HPGR technology at our Rochester mine in Nevada, which is expected to more than double the mine's net asset value, we are entering the second quarter with strong momentum.
"Lower production and higher costs companywide during the quarter were in-line with our previously disclosed expectations due to the normalization of production levels at Rochester and lower planned grades and production at Wharf and Kensington. Our Palmarejo mine in Mexico continued to be a stand-out performer with unit costs below $7.00 per ounce for the second consecutive quarter.
"As we look ahead to the remainder of year, we expect production and free cash flows1 to rise as Silvertip ramps up and development capital expenditures decrease. In April, Silvertip's mill throughput has averaged over 300 metric tonnes (330 short tons) per day and is tracking towards the Company's year-end target of 750 metric tonnes (825 short tons) per day. Important milestones, including the completion of dewatering efforts and subsequent increase in mining rates at Kensington's Jualin deposit as well as work to complete an NI 43-101 technical report for Silvertip, are on track for the second half of 2018."

Financial and Operating Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	1Q 2018	4Q 2017	3Q 2017	2Q 2017	1Q 2017
Revenue	$163.3	$214.6	$159.9	$149.5	$185.6
Costs Applicable to Sales	$99.3	$122.0	$101.6	$102.2	$114.5
General and Administrative Expenses	$8.8	$9.2	$7.3	$7.0	$10.1
Net Income (Loss)	$0.7	$14.3	$(11.7)	$(10.0)	$18.3
Net Income (Loss) Per Share	$0.00	$0.08	$(0.06)	$(0.05)	$0.10
Adjusted Net Income (Loss)[1]	$0.7	$14.1	$(15.3)	$(1.3)	$6.8
Adjusted Net Income (Loss)[1] Per Share	$0.00	$0.08	$(0.09)	$(0.01)	$0.04
Weighted Average Shares Outstanding	187.6	187.0	179.3	179.2	183.1
EBITDA[1]	$49.4	$69.6	$38.6	$23.4	$71.4
Adjusted EBITDA[1]	$49.5	$77.0	$40.2	$31.9	$54.5
Cash Flow from Operating Activities	$15.5	$91.8	$37.3	$24.1	$43.9
Capital Expenditures	$42.3	$47.1	$29.0	$37.1	$23.6
Free Cash Flow[1]	$(26.8)	$44.8	$8.3	$(13.0)	$20.3
Cash, Equivalents & Short-Term Investments	$159.6	$192.0	$195.7	$201.0	$160.6
Total Debt[2]	$414.0	$411.3	$288.7	$284.6	$218.8
Average Realized Price Per Ounce – Silver	$16.70	$16.57	$16.86	$16.95	$17.49
Average Realized Price Per Ounce – Gold	$1,268	$1,224	$1,240	$1,206	$1,149
Silver Ounces Produced	3.2	3.7	3.0	2.7	2.7
Gold Ounces Produced	85,383	118,756	93,293	82,819	88,218
Silver Equivalent Ounces Produced[1]	8.3	10.8	8.6	7.7	8.0
Silver Ounces Sold	3.2	3.8	2.9	2.7	3.3
Gold Ounces Sold	87,153	123,564	89,972	86,194	110,874
Silver Equivalent Ounces Sold[1]	8.4	11.1	8.3	7.9	10.0
Silver Equivalent Ounces Sold (Average Spot)[1]	10.1	13.2	9.7	9.0	11.1
Adjusted CAS per AgEqOz[1]	$9.69	$9.43	$11.05	$12.02	$10.60
Adjusted CAS per Average Spot AgEqOz[1]	$8.48	$8.35	$9.90	$10.96	$9.79
Adjusted CAS per AuEqOz[1]	$955	$800	$843	$860	$791
Adjusted AISC per AgEqOz[1]	$17.20	$14.45	$17.35	$17.81	$14.78
Adjusted AISC per Average Spot AgEqOz[1]	$14.33	$12.26	$14.79	$15.58	$13.30

Financial Results
Revenue for the first quarter was $163.3 million, down 24% quarter-over-quarter due to lower planned production and 12% year-over-year due to elevated sales in the first quarter of 2017 related to inventory carried over from the preceding year. Silver sales contributed 32% of revenue during the first quarter, and gold sales contributed 68% based on average realized prices of $16.70 and $1,268 per ounce, respectively. The Company's U.S. operations accounted for approximately 55% of the Company's revenue during the quarter.
Average realized gold prices during the first quarter reflect the sale of 9,906 gold ounces at a price of $800 per ounce, pursuant to Palmarejo's gold stream agreement.
Costs applicable to sales were $99.3 million for the quarter, 19% and 13% lower quarter-over-quarter and year-over-year, respectively, due to lower metal sales. General and administrative expenses were $8.8 million,

4% and 13% lower quarter-over-quarter and year-over-year, respectively, due primarily to lower employee-related expenses and professional service costs.
Amortization expense decreased 31% quarter-over-quarter and 21% year-over-year to $30.5 million due primarily to lower ounces sold during the quarter as well as higher life of mine reserves.
Quarterly interest expense, net of capitalized interest, increased 9% from the prior quarter and 67% year-over-year to $6.0 million. This resulted from higher overall debt levels attributable to the Company's 5.875% senior notes due 2024 as well as amounts drawn on the Company's $200 million revolving credit facility established in the fourth quarter of 2017.
First quarter capital expenditures increased nearly 80% year-over-year to $42.3 million. Development capital expenditures were largely associated with the commencement of production at Silvertip, where pre-production operating expenses, conversion drilling, and underground development totaled $18.6 million for the quarter. Sustaining capital expenditures also increased as a percentage of total capital expenditures accounting for approximately 46% of the total compared to 34% in the prior quarter and 38% in the first quarter of 2017. The shift was driven by higher sustaining capital expenditures at Palmarejo and Kensington.

Operations
Highlights of first quarter 2018 results for each of the Company's operations are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	1Q 2018	4Q 2017	3Q 2017	2Q 2017	1Q 2017
Tons milled	359,893	389,524	413,086	335,428	360,383
Average silver grade (oz/t)	6.88	6.92	5.53	4.98	4.91
Average gold grade (oz/t)	0.10	0.10	0.08	0.08	0.09
Average recovery rate – Ag	81.4%	87.0%	83.6%	87.3%	86.5%
Average recovery rate – Au	80.4%	92.0%	83.1%	91.1%	93.7%
Silver ounces produced (000's)	2,013	2,346	1,908	1,457	1,531
Gold ounces produced	29,896	37,537	28,948	24,292	30,792
Silver equivalent ounces produced[1] (000's)	3,807	4,600	3,644	2,914	3,378
Silver ounces sold (000's)	2,031	2,343	1,794	1,484	1,965
Gold ounces sold	30,888	38,953	26,554	25,191	41,045
Silver equivalent ounces sold[1] (000's)	3,884	4,681	3,387	2,996	4,427
Silver equivalent ounces sold[1] (average spot) (000's)	4,479	5,331	3,809	3,324	4,837
Metal sales	$70.0	$83.2	$60.7	$53.2	$77.7
Costs applicable to sales	$31.1	$36.0	$33.3	$33.9	$43.0
Adjusted CAS per AgEqOz[1]	$8.01	$7.54	$9.76	$11.21	$9.68
Adjusted CAS per average spot AgEqOz[1]	$6.94	$6.64	$8.68	$10.11	$8.87
Exploration expense	$4.0	$2.7	$4.5	$3.1	$1.6
Cash flow from operating activities	$27.3	$52.1	$18.5	$18.8	$50.5
Sustaining capital expenditures (excludes capital lease payments)	$9.3	$4.9	$6.5	$6.1	$5.0
Development capital expenditures	$—	$2.1	$(1.0)	$5.1	$1.2
Total capital expenditures	$9.3	$7.0	$5.5	$11.2	$6.2
Free cash flow[1]	$18.0	$45.1	$13.0	$7.6	$44.3

•	First quarter silver equivalent[1] production was 3.8 million ounces, up 13% year-over-year due to higher grades and down 17% quarter-over-quarter due to temporarily lower mining rates

•	Adjusted CAS per average spot AgEqOz[1] of $6.94 for the first quarter were 5% higher quarter-over-quarter, 22% lower year-over-year and well below the full-year 2018 guidance range of $9.25 - $9.75

•
Silver and gold grades were 40% and 11% higher, respectively, year-over-year and flat quarter-over-quarter. Production benefited from mining of higher grade material over the past two quarters in a faulted zone within Independencia, which the Company had conservatively modeled. This was offset by temporarily lower mining rates as additional ground support was installed along the fault. Grades are expected to gradually decrease in subsequent quarters, while mining rates are expected to return to 4,500 tons per day

•
Palmarejo began commissioning an on-site absorption, desorption, and recovery ("ADR") plant at the end of the quarter, which resulted in a temporary increase to in-process inventory and lower recovery rates. The ADR plant is expected to be fully commissioned by the end of April

•
Higher sustaining capital expenditures during the quarter reflect Palmarejo's completed transition to underground operations and sustained production rates at Independencia, $1.2 million spent on the replacement of surface equipment and $1.2 million in expenditures related to Palmarejo's new ADR plant

•
As a result of the ongoing success of Palmarejo's exploration program, drilling activity at Palmarejo and other targets within Mexico increased during the first quarter, with exploration expense rising 48% quarter-over-quarter to $4.0 million

•
During the quarter, 9,906 ounces, or approximately 32%, of Palmarejo's gold sales were made pursuant to its gold stream agreement at a price of $800 per ounce. For the full year, the Company anticipates a similar percentage of Palmarejo's gold sales to be made under the gold stream agreement

•
Palmarejo generated $18.0 million of free cash flow[1] during the quarter, partially due to the payment of approximately $17 million in cash income and mining taxes related to 2017 earnings in early April 2018 rather than during the first quarter as previously expected. Total cash income and mining tax payments in Mexico this year, including those related to 2017 earnings, are expected to be $40 - $45 million, $30 - $35 million of which is expected to be paid during the second quarter

•
Full-year production guidance is unchanged at 6.5 - 7.1 million ounces of silver and 110,000 - 115,000 ounces of gold. Cost guidance of CAS per AgEqOz[1] is similarly unchanged at $10.50 - $11.00 on a 60:1 silver equivalent basis and $9.25 - $9.75 on an average spot equivalent basis

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	1Q 2018	4Q 2017	3Q 2017	2Q 2017	1Q 2017
Ore tons placed	4,351,131	4,171,451	4,262,011	4,493,100	3,513,708
Average silver grade (oz/t)	0.54	0.50	0.53	0.53	0.58
Average gold grade (oz/t)	0.003	0.003	0.004	0.003	0.002
Silver ounces produced (000's)	1,157	1,361	1,070	1,156	1,127
Gold ounces produced	11,487	18,995	10,955	10,745	10,356
Silver equivalent ounces produced[1] (000's)	1,846	2,500	1,727	1,801	1,749
Silver ounces sold (000's)	1,119	1,457	1,050	1,135	1,289
Gold ounces sold	11,163	20,002	10,390	10,658	13,592
Silver equivalent ounces sold[1] (000's)	1,789	2,658	1,674	1,774	2,104
Silver equivalent ounces sold[1] (average spot) (000's)	2,004	2,969	1,839	1,913	2,240
Metal sales	$33.5	$49.7	$31.2	$32.8	$39.0
Costs applicable to sales	$24.3	$34.0	$23.3	$24.2	$26.4
Adjusted CAS per AgEqOz[1]	$13.33	$12.77	$13.69	$13.54	$12.57
Adjusted CAS per average spot AgEqOz[1]	$11.89	$11.37	$12.46	$12.56	$11.81
Exploration expense	$—	$0.5	$0.5	$0.3	$0.1
Cash flow from operating activities	$3.4	$26.1	$1.6	$(1.1)	$5.7
Sustaining capital expenditures (excludes capital lease payments)	$0.5	$0.9	$0.5	$1.1	$0.2
Development capital expenditures	$2.1	$5.9	$9.2	$12.7	$10.4
Total capital expenditures	$2.6	$6.8	$9.7	$13.8	$10.6
Free cash flow[1]	$0.8	$19.3	$(8.1)	$(14.9)	$(4.9)

•	Total tons placed increased 4% quarter-over-quarter and 24% year-over-year

•
Production returned to normalized levels during the first quarter, with silver equivalent[1] production totaling 1.8 million ounces, representing an increase of 6% year-over-year and a decrease of 26% compared to the prior quarter. The quarter-over-quarter decline was driven by elevated production in the fourth quarter of 2017 resulting from accelerated recoveries from the newly-expanded Stage IV leach pad and from the placement of higher-grade gold ore during the second half of 2017

•	First quarter adjusted CAS per average spot AgEqOz[1] of $11.89 were slightly higher quarter-over-quarter, relatively flat year-over-year and below the full-year 2018 guidance range of $12.00 - $12.50

•
First quarter free cash flow[1] of $0.8 million reflected lower production and an increase in leach pad and metal inventory of $3.7 million, partially offset by lower capital expenditures relative to the prior quarter. Rochester is expected to generate higher free cash flow[1] during the remaining three quarters of the year

•
The upgrade of Rochester's crushing circuit with the planned addition of HPGR technology is on-track to begin in the fourth quarter of 2018. The project envisions the decommissioning of Rochester's smaller crushing plant later this year, at the same time the installation of an HPGR unit to Rochester's larger crushing facility is expected to begin. A gradual improvement to silver recoveries is anticipated beginning as early as the second quarter of 2019

•
Full-year 2018 production is unchanged at 4.2 - 4.7 million ounces of silver and 45,000 - 50,000 ounces of gold. The Company is also maintaining cost guidance of CAS per AgEqOz[1] of $13.25 - $13.75 on a 60:1 silver equivalent basis and $12.00 - $12.50 on an average spot equivalent basis

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	1Q 2018	4Q 2017	3Q 2017	2Q 2017	1Q 2017
Ore tons placed	1,076,395	1,124,785	1,150,308	993,167	1,292,181
Average gold grade (oz/t)	0.022	0.029	0.029	0.024	0.027
Gold ounces produced	17,936	27,292	25,849	21,358	20,873
Silver ounces produced (000's)	12	16	15	13	20
Gold equivalent ounces produced[1]	18,133	27,560	26,096	21,568	21,207
Silver ounces sold (000's)	11	16	14	11	33
Gold ounces sold	17,339	28,975	23,855	21,314	24,093
Gold equivalent ounces sold[1]	17,522	29,256	24,085	21,495	24,636
Metal sales	$23.4	$37.3	$31.3	$27.0	$30.3
Costs applicable to sales	$15.3	$19.9	$17.3	$15.8	$16.3
Adjusted CAS per AuEqOz[1]	$870	$682	$719	$737	$670
Exploration expense	$—	$0.1	$0.2	$—	$—
Cash flow from operating activities	$(1.4)	$17.2	$15.0	$8.8	$8.6
Sustaining capital expenditures (excludes capital lease payments)	$0.3	$1.6	$1.8	$1.5	$0.9
Development capital expenditures	$—	$1.7	$1.3	$—	$—
Total capital expenditures	$0.3	$3.3	$3.1	$1.5	$0.9
Free cash flow[1]	$(1.7)	$13.9	$11.9	$7.3	$7.7

•	As anticipated, first quarter gold production declined 34% quarter-over-quarter and 14% year-over-year to 17,936 ounces primarily due to lower grades

•	While production levels are anticipated to be higher throughout the remainder of the year, 2018 is expected to be a lower grade year as previously disclosed

•	As a result of lower grades and production, adjusted CAS per AuEqOz[1] of $870 increased quarter-over-quarter and year-over-year to the middle of the full-year 2018 guidance range of $850 - $900

•
Negative free cash flow[1] of $1.7 million for the quarter was driven by lower production and higher unit costs related to lower planned grades as well as a $2.1 million increase in leach pad and metal inventory. For the remainder of 2018, Wharf is expected to generate positive free cash flow[1] due to higher anticipated production

•	For the full year, Coeur continues to expect gold production of 85,000 - 90,000 ounces at CAS per AuEqOz[1] of $850 - $900

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	1Q 2018	4Q 2017	3Q 2017	2Q 2017	1Q 2017
Tons milled	158,706	167,631	172,038	163,163	165,895
Average gold grade (oz/t)	0.17	0.22	0.17	0.17	0.17
Average recovery rate	94.0%	92.8%	94.1%	93.2%	94.0%
Gold ounces produced	26,064	34,932	27,541	26,424	26,197
Gold ounces sold	27,763	35,634	29,173	29,031	32,144
Metal sales	$36.3	$44.3	$36.6	$35.6	$38.0
Costs applicable to sales	$28.6	$32.0	$27.7	$28.0	$28.4
Adjusted CAS per AuOz[1]	$1,010	$896	$946	$952	$884
Exploration expense	$1.6	$2.8	$3.0	$2.0	$0.8
Cash flow from operating activities	$4.6	$16.8	$9.3	$7.0	$4.5
Sustaining capital expenditures (excludes capital lease payments)	$8.5	$8.0	$6.5	$3.7	$2.5
Development capital expenditures	$2.9	$4.0	$3.6	$4.9	$3.0
Total capital expenditures	$11.4	$12.0	$10.1	$8.6	$5.5
Free cash flow[1]	$(6.8)	$4.8	$(0.8)	$(1.6)	$(1.0)

•
First quarter gold production declined quarter-over-quarter to 26,064 ounces due to lower planned grades related to mine sequencing as well as maintenance-related mill downtime. Production was flat compared to last year's first quarter

•
Development mining continued at Jualin during the quarter, where production is expected to increase in the second half of the year following completion of dewatering efforts. Second quarter production at Kensington is expected to remain consistent with first quarter levels

•
Adjusted CAS per AuOz[1] of $1,010 reflected lower production and grades during the quarter. Costs were additionally impacted by higher diesel and consumables costs. Higher grades and production levels in the second half of 2018 are expected to result in lower unit costs

•	Total exploration spend during the quarter was $2.7 million, including $1.6 million in expensed exploration an $1.1 million in capitalized exploration

•	Lower production and higher unit costs during the quarter resulted in negative free cash flow[1] of $6.8 million

•	Production and cost guidance for the full-year remain unchanged at 115,000 - 120,000 ounces of gold at CAS per AuOz[1] of $900 - $950

Exploration
During the first quarter, the Company demonstrated its continued commitment to its near-mine exploration program. Companywide exploration expense totaled $6.7 million for the period and represented a 26% increase compared to first quarter of 2017. Capitalized exploration of $5.2 million, primarily attributable to resource conversion efforts at Silvertip, was twice the capitalized exploration total from the same period in 2017. Up to 19 drill rigs were active, including seven at Palmarejo, three at Kensington and six at Silvertip.
At Palmarejo, four drill rigs targeted expansion of the Nación and Zapata resources throughout the quarter with three drill rigs focused on conversion drilling at Independencia and Guadalupe. Underground drilling also targeted definition of the more recently-discovered Madero vein to the west of Guadalupe. Geologic work on the Portales and Jacobo veins, east of Guadalupe, is ongoing with further drilling planned for the second quarter.
During the quarter, exploration at Kensington continued to target expansion of the Raven vein and lower Kensington Main Block L. Drilling completed on lower Jualin Vein #4 early in the quarter is reflected in Kensington's updated technical report filed April 25, 2018.
Exploration at Silvertip remained primarily focused on conversion drilling and accounted for $3.0 million of the companywide capitalized exploration total. Preparation of underground access, which began in the prior quarter, enabled drilling to quickly ramp up to four rigs in January and six by quarter-end, with two underground and four active from the surface. The mine's infill and expansion drill programs are on-schedule, and results are expected to be included in an updated technical report anticipated in the second half of 2018.

2018 Production Outlook
Coeur's production guidance remains unchanged from the guidance originally published January 8, 2018.

	Silver	Gold	Zinc	Lead	Silver Equivalent[1]
	(K oz)	(oz)	(K lbs)	(K lbs)	(K oz)
Palmarejo	6,500 - 7,100	110,000 - 115,000	—	—	13,100 - 14,000
Rochester	4,200 - 4,700	45,000 - 50,000	—	—	6,900 - 7,700
Kensington	—	115,000 - 120,000	—	—	6,900 - 7,200
Wharf	—	85,000 - 90,000	—	—	5,100 - 5,400
Silvertip	1,500 - 2,000	—	23,000 - 28,000	23,000 - 28,000	4,030 - 5,080
Total	12,200 - 13,800	355,000 - 375,000	23,000 - 28,000	23,000 - 28,000	36,030 - 39,380
Total (including discontinued operations)	12,800 - 14,400	355,000 - 375,000	23,000 - 28,000	23,000 - 28,000	36,630 - 39,980

2017 Cost Performance and 2018 Outlook
The Company's cost guidance is unchanged and spot guidance remains based on silver-to-gold, -zinc and -lead equivalence ratios of 75:1, 0.09:1 and 0.07:1, respectively.

	Original Guidance (if changed)		Current Guidance
(dollars in millions, except per ounce amounts)	60:1	Spot	60:1	Spot
CAS per AgEqOz[1] – Palmarejo			$10.50 - $11.00	$9.25 -$9.75
CAS per AgEqOz[1] – Rochester			$13.25 - $13.75	$12.00 - $12.50
CAS per AuOz[1] – Kensington			$900 - $950
CAS per AuEqOz[1] – Wharf			$850 - $900
CAS per AgEqOz[1] – Silvertip			$15.00 - $15.50	$12.00 - $12.50
Capital Expenditures			$120 - $140
General and Administrative Expenses			$32 - $34
Exploration Expense			$20 - $25
AISC per AgEqOz[1] from continuing operations			$17.50 - $18.00	$15.00 - $15.50

Financial Results and Conference Call
Coeur will host a conference call to discuss its first quarter 2018 financial results on April 26, 2018 at 11:00 a.m. Eastern Time.

Dial-In Numbers:        (855) 560-2581 (U.S.)
(855) 669-9657 (Canada)
(412) 542-4166 (International)
Conference ID:        Coeur Mining

Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Peter C. Mitchell, Senior Vice President and Chief Financial Officer, Frank L. Hanagarne, Jr., Senior Vice President and Chief Operating Officer, Hans Rasmussen, Senior Vice President of Exploration, and other members of management. A replay of the call will be available through May 10, 2018.

Replay numbers:        (877) 344-7529 (U.S.)
(855) 669-9658 (Canada)
(412) 317-0088 (International)
Conference ID:        101 17 926

About Coeur
Coeur Mining, Inc. is a well-diversified, growing precious metals producer with five mines in North America. Coeur produces from its wholly-owned operations: the Palmarejo silver-gold complex in Mexico, the Silvertip silver-zinc-lead mine in British Columbia, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, and the Wharf gold mine in South Dakota. In addition, the Company has interests in several precious metals exploration projects throughout North America.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, expenses, expectations regarding Silvertip, including but not limited to, the timing of achieving commercial production, declaration of mineral reserves and completion of a technical report, grades, exploration and development efforts, payments under the Palmarejo gold stream agreement, expectations regarding dewatering efforts at and production from the Jualin deposit at Kensington, expected free cash flow, throughput, inventory levels, mining rates and recovery rates. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that expectations regarding Silvertip including the timing of commercial production, obtaining necessary permits, and filing a technical report do not occur on a timely basis or at all, the risk that anticipated production, cost, expense, and free cash flow levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold, silver, zinc and lead and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets its production, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Christopher Pascoe, Coeur's Director, Technical Services and a qualified person under Canadian National Instrument 43-101, approved the scientific and technical information concerning Coeur's mineral projects in this news release. The PEA for the re-scoped mine plan at Rochester described in this news release is preliminary in nature and is based in part upon inferred mineral resources, and does not have as high a level of certainty as a plan based solely on proven and probable mineral reserves. Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be considered for estimation of mineral reserves and there is no certainty that the results from the preliminary economic assessment will be realized. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance. For additional explanation regarding our use of non-U.S. GAAP financial measures, please refer to our Form 10-K for the year ended December 31, 2017.

Notes
1. EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Free cash flow is defined as cash flow from operating activities less capital expenditures and gold production royalty payments. Please see table in Appendix for the calculation of consolidated free cash flow. Silver and gold equivalence assumes a 60:1 silver-to-gold ratio, except where noted as average spot prices. Please see the table below for average applicable spot prices and corresponding ratios. Silver and zinc equivalence assumes a 0.06:1 silver-to-zinc ratio. Silver and lead equivalence assumes a 0.05:1 silver-to-lead ratio.
2. Includes capital leases. Net of debt issuance costs and premium received.

Average Spot Prices

	1Q 2018	4Q 2017	3Q 2017	2Q 2017	1Q 2017
Average Silver Spot Price Per Ounce	$16.77	$16.73	$16.84	$17.21	$17.42
Average Gold Spot Price Per Ounce	$1,329	$1,275	$1,278	$1,257	$1,219
Average Silver to Gold Spot Equivalence	79:1	76:1	76:1	73:1	70:1

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, IL 60603
Attention: Courtney Lynn, Vice President, Investor Relations and Treasurer
Phone: (312) 489-5800
www.coeur.com

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three months ended March 31,
	2018	2017
	In thousands, except share data
Revenue	$163,267	$185,554
COSTS AND EXPENSES
Costs applicable to sales(1)	99,340	114,490
Amortization	30,777	38,693
General and administrative	8,804	10,125
Exploration	6,683	5,252
Pre-development, reclamation, and other	4,225	3,837
Total costs and expenses	149,829	172,397
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	4,987	(1,200)
Interest expense, net of capitalized interest	(5,965)	(3,579)
Other, net	180	20,799
Total other income (expense), net	(798)	16,020
Income (loss) before income and mining taxes	12,640	29,177
Income and mining tax (expense) benefit	(11,949)	(10,878)
Income (loss) from continuing operations	$691	$18,299
Income (loss) from discontinued operations	550	364
NET INCOME (LOSS)	$1,241	$18,663
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on debt and equity securities	(278)	(2,182)
Reclassification adjustments for impairment of equity securities	—	121
Reclassification adjustments for realized (gain) loss on sale of equity securities	—	1,471
Other comprehensive income (loss)	(278)	(590)
COMPREHENSIVE INCOME (LOSS)	$963	$18,073

NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Net income (loss) from continuing operations	$0.00	$0.10
Net income (loss) from discontinued operations	0.00	0.00
Basic(2)	$0.01	$0.10
Diluted income (loss) per share:
Net income (loss) from continuing operations	$0.00	$0.10
Net income (loss) from discontinued operations	0.00	0.00
Diluted(2)	$0.01	$0.10
(1) Excludes amortization.
(2) Due to rounding, the sum of net income per share from continuing operations and discontinued operations may not equal net income per share.

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended March 31,
	2018	2017
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,241	$18,663
(Income) loss from discontinued operations	(550)	(364)
Adjustments:
Amortization	30,777	38,693
Accretion	3,318	2,240
Deferred taxes	454	2,584
Fair value adjustments, net	(4,987)	1,200
Stock-based compensation	2,786	3,307
Gain on sale of the Joaquin project	—	(21,138)
Other	401	(1,895)
Changes in operating assets and liabilities:
Receivables	(1,691)	5,680
Prepaid expenses and other current assets	(5,635)	(4,906)
Inventory and ore on leach pads	(8,708)	15,171
Accounts payable and accrued liabilities	(1,865)	(15,299)
CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS	15,541	43,936
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES OF DISCONTINUED OPERATIONS	(2,690)	11,335
CASH PROVIDED BY OPERATING ACTIVITIES	12,851	55,271
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(42,345)	(23,591)
Proceeds from the sale of assets	60	15,019
Purchase of investments	(361)	(1,016)
Sale of investments	1,619	10,020
Other	(65)	(14)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES OF CONTINUING OPERATIONS	(41,092)	418
CASH USED IN INVESTING ACTIVITIES OF DISCONTINUED OPERATIONS	(28,470)	(388)
CASH USED IN INVESTING ACTIVITIES	(69,562)	30
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings, net of issuance costs	15,000	—
Payments on debt, capital leases, and associated costs	(18,449)	(3,206)
Other	(4,606)	(3,247)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES OF CONTINUING OPERATIONS	(8,055)	(6,453)
CASH USED IN FINANCING ACTIVITIES OF DISCONTINUED OPERATIONS	(22)	(20)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(8,077)	(6,473)
Effect of exchange rate changes on cash and cash equivalents	557	555
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(64,231)	49,383
Less net cash provided by (used in) discontinued operations(1)	(32,930)	5,527
	(31,301)	43,856
Cash, cash equivalents and restricted cash at beginning of period	203,402	126,601
Cash, cash equivalents and restricted cash at end of period	$172,101	$170,457

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018 (unaudited)	December 31, 2017
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$159,643	$192,032
Receivables	35,864	19,069
Inventory	61,723	58,230
Ore on leach pads	75,584	73,752
Prepaid expenses and other	18,203	15,053
Assets held for sale	—	91,421
	351,017	449,557
NON-CURRENT ASSETS
Property, plant and equipment, net	266,157	254,737
Mining properties, net	843,821	829,569
Ore on leach pads	67,430	65,393
Restricted assets	22,116	20,847
Equity and debt securities	37,317	34,837
Receivables	55,428	28,750
Other	18,649	17,485
TOTAL ASSETS	$1,661,935	$1,701,175
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$44,864	$48,592
Accrued liabilities and other	105,149	94,930
Debt	17,040	30,753
Reclamation	3,777	3,777
Liabilities held for sale	—	50,677
	170,830	228,729
NON-CURRENT LIABILITIES
Debt	396,984	380,569
Reclamation	119,154	117,055
Deferred tax liabilities	105,224	105,148
Other long-term liabilities	55,432	54,697
	676,794	657,469
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, 186,176,237 issued and outstanding at March 31, 2018 and 185,637,724 at December 31, 2017	1,862	1,856
Additional paid-in capital	3,355,710	3,357,345
Accumulated other comprehensive income (loss)	(363)	2,519
Accumulated deficit	(2,542,898)	(2,546,743)
	814,311	814,977
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,661,935	$1,701,175

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	LTM 1Q 2018	1Q 2018	4Q 2017	3Q 2017	2Q 2017	1Q 2017	LTM 1Q 2017
Net income (loss)	$(18,741)	$1,241	$7,625	$(16,652)	$(10,955)	$18,663	$94,411
(Income) loss from discontinued operations, net of tax	12,058	(550)	6,724	4,924	960	(364)	(32,036)
Interest expense, net of capitalized interest	18,826	5,965	5,522	3,595	3,744	3,579	29,358
Income tax provision (benefit)	30,069	11,949	4,957	14,289	(1,126)	10,878	(23,629)
Amortization	138,633	30,777	44,722	32,401	30,733	38,693	129,012
EBITDA	180,845	49,382	69,550	38,557	23,356	71,449	197,116
Fair value adjustments, net	(5,323)	(4,987)	—	—	(336)	1,200	4,086
Impairment of equity and debt securities	305	—	—	—	305	121	824
Foreign exchange (gain) loss	595	670	672	39	(786)	(1,206)	9,936
Gain on sale of Joaquin project	—	—	—	—	—	(21,138)	(21,138)
(Gain) loss on sale of assets and securities	(1,491)	574	499	(2,051)	(513)	2,066	(8,183)
Gain on repurchase of Rochester royalty	(2,332)	—	—	—	(2,332)	—	—
Loss on debt extinguishment	9,342	—	—	—	9,342	—	21,365
Transaction costs	3,847	90	2,938	819	—	—	819
Asset retirement obligation accretion	9,536	2,669	2,475	2,223	2,169	2,116	7,585
Inventory adjustments and write-downs	3,066	1,126	885	659	715	(94)	4,683
Adjusted EBITDA	$198,390	$49,524	$77,019	$40,246	$31,920	$54,514	$217,093

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	1Q 2018	4Q 2017	3Q 2017	2Q 2017	1Q 2017
Net income (loss)	$1,241	$7,625	$(16,652)	$(10,955)	$18,663
(Income) loss from discontinued operations, net of tax	(550)	6,724	4,924	960	(364)
Fair value adjustments, net	(4,987)	—	—	(336)	1,200
Impairment of equity and debt securities	—	—	—	305	121
Gain on sale of Joaquin project	—	—	—	—	(21,138)
(Gain) loss on sale of assets and securities	574	499	(2,051)	(513)	2,066
Gain on repurchase of Rochester royalty	—	—	—	(2,332)	—
(Gain) loss on debt extinguishment	—	—	—	9,342	—
Transaction costs	90	2,938	819	—	—
Foreign exchange loss (gain)	4,312	(3,643)	(1,392)	2,186	4,411
Tax effect of adjustments(1)	—	—	(991)	—	1,807
Adjusted net income (loss)	$680	$14,143	$(15,343)	$(1,343)	$6,766

Adjusted net income (loss) per share - Basic	$0.00	$0.08	$(0.09)	$(0.01)	$0.04
Adjusted net income (loss) per share - Diluted	$0.00	$0.08	$(0.09)	$(0.01)	$0.04

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	1Q 2018	4Q 2017	3Q 2017	2Q 2017	1Q 2017
Cash flow from continuing operations	$15,541	$91,811	$37,308	$24,103	$43,938
Capital expenditures from continuing operations	42,345	47,054	28,982	37,107	23,591
Free cash flow	(26,804)	44,757	8,326	(13,004)	20,347

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2018

	Silver			Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$47,421	$29,136	$76,557	$35,347	$17,966	$53,313	$129,870
Amortization	16,325	4,831	21,156	6,717	2,657	9,374	30,530
Costs applicable to sales	$31,096	$24,305	$55,401	$28,630	$15,309	$43,939	$99,340
Silver equivalent ounces sold	3,883,983	1,789,007	5,672,990				8,390,090
Gold equivalent ounces sold				27,763	17,522	45,285
Costs applicable to sales per ounce	$8.01	$13.59	$9.77	$1,031	$874	$970	$11.84
Inventory adjustments	—	(0.26)	(0.08)	(21)	(4)	(15)	(0.13)
Adjusted costs applicable to sales per ounce	$8.01	$13.33	$9.69	$1,010	$870	$955	$11.71

Costs applicable to sales per average spot ounce	$6.94	$12.13	$8.55				$9.87
Inventory adjustments	—	(0.24)	(0.07)				(0.11)
Adjusted costs applicable to sales per average spot ounce	$6.94	$11.89	$8.48				$9.76

Costs applicable to sales							$99,340
Treatment and refining costs							1,195
Sustaining capital							23,389
General and administrative							8,804
Exploration							6,683
Reclamation							4,532
Project/pre-development costs							1,421
All-in sustaining costs							$145,364
Silver equivalent ounces sold							5,672,990
Kensington and Wharf silver equivalent ounces sold							2,717,100
Consolidated silver equivalent ounces sold							8,390,090
All-in sustaining costs per silver equivalent ounce							$17.33
Inventory adjustments							$(0.13)
Adjusted all-in sustaining costs per silver equivalent ounce							$17.20

Consolidated silver equivalent ounces sold (average spot)							10,066,759
All-in sustaining costs per average spot silver equivalent ounce							$14.44
Inventory adjustments							$(0.11)
Adjusted all-in sustaining costs per average spot silver equivalent ounce							$14.33

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce

for Three Months Ended December 31, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$58,775	$41,006	$—	$99,781	$42,640	$24,033	$66,673	$166,454
Amortization	22,749	6,960	—	29,709	10,633	4,129	14,762	44,471
Costs applicable to sales	$36,026	$34,046	$—	$70,072	$32,007	$19,904	$51,911	$121,983
Silver equivalent ounces sold	4,680,802	2,657,975	—	7,338,777				11,232,057
Gold equivalent ounces sold					35,633	29,255	64,888
Costs applicable to sales per ounce	$7.70	$12.81	$—	$9.55	$898	$680	$800	$10.86
Inventory adjustments	(0.16)	(0.04)	—	(0.12)	(2)	2	—	(0.08)
Adjusted costs applicable to sales per ounce	$7.54	$12.77	$—	$9.43	$896	$682	$800	$10.78

Costs applicable to sales per average spot ounce	$6.78	$11.41		$8.45				$9.21
Inventory adjustments	(0.14)	(0.04)		(0.10)				(0.07)
Adjusted costs applicable to sales per average spot ounce	$6.64	$11.37		$8.35				$9.14

Costs applicable to sales								$121,983
Treatment and refining costs								1,600
Sustaining capital								18,520
General and administrative								9,120
Exploration								7,455
Reclamation								4,075
Project/pre-development costs								578
All-in sustaining costs								$163,331
Silver equivalent ounces sold								7,338,777
Kensington and Wharf silver equivalent ounces sold								3,893,280
Consolidated silver equivalent ounces sold								11,232,057
All-in sustaining costs per silver equivalent ounce								$14.53
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per silver equivalent ounce								$14.45

Consolidated silver equivalent ounces sold (average spot)								13,246,634
All-in sustaining costs per average spot silver equivalent ounce								$12.33
Inventory adjustments								$(0.07)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$12.26

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce

for Three Months Ended September 30, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$49,669	$27,866	$59	$77,594	$35,522	$20,553	$56,075	$133,669
Amortization	16,414	4,591	20	21,025	7,864	3,223	11,087	32,112
Costs applicable to sales	$33,255	$23,275	$39	$56,569	$27,658	$17,330	$44,988	$101,557
Silver equivalent ounces sold	3,386,963	1,673,704	8,027	5,068,694				8,264,174
Gold equivalent ounces sold					29,173	24,085	53,258
Costs applicable to sales per ounce	$9.82	$13.91	$4.86	$11.16	$948	$720	$845	$12.29
Inventory adjustments	(0.06)	(0.22)	—	(0.11)	(2)	(1)	(2)	(0.08)
Adjusted costs applicable to sales per ounce	$9.76	$13.69	$4.86	$11.05	$946	$719	$843	$12.21

Costs applicable to sales per average spot ounce	$8.73	$12.66		$10.00				$10.47
Inventory adjustments	(0.05)	(0.20)		(0.10)				(0.07)
Adjusted costs applicable to sales per average spot ounce	$8.68	$12.46		$9.90				$10.40

Costs applicable to sales								$101,557
Treatment and refining costs								1,408
Sustaining capital								18,126
General and administrative								7,345
Exploration								9,792
Reclamation								3,915
Project/pre-development costs								1,979
All-in sustaining costs								$144,122
Silver equivalent ounces sold								5,068,694
Kensington and Wharf silver equivalent ounces sold								3,195,480
Consolidated silver equivalent ounces sold								8,264,174
All-in sustaining costs per silver equivalent ounce								$17.43
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per silver equivalent ounce								$17.35

Consolidated silver equivalent ounces sold (average spot)								9,698,654
All-in sustaining costs per average spot silver equivalent ounce								$14.86
Inventory adjustments								$(0.07)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$14.79

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce

for Three Months Ended June 30, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$48,325	$29,099	$586	$78,010	$36,335	$18,317	$54,652	$132,662
Amortization	14,431	4,938	168	19,537	8,347	2,549	10,896	30,433
Costs applicable to sales	$33,894	$24,161	$418	$58,473	$27,988	$15,768	$43,756	$102,229
Silver equivalent ounces sold	2,995,623	1,774,000	59,234	4,828,857				7,860,417
Gold equivalent ounces sold					29,031	21,495	50,526
Costs applicable to sales per ounce	$11.31	$13.62	$7.06	$12.11	$964	$734	$866	$13.01
Inventory adjustments	(0.10)	(0.08)	—	(0.09)	(12)	3	(6)	(0.09)
Adjusted costs applicable to sales per ounce	$11.21	$13.54	$7.06	$12.02	$952	$737	$860	$12.92

Costs applicable to sales per average spot ounce	$10.20	$12.63		$11.04				$11.38
Inventory adjustments	(0.09)	(0.07)		(0.08)				(0.08)
Adjusted costs applicable to sales per average spot ounce	$10.11	$12.56		$10.96				$11.30

Costs applicable to sales								$102,229
Treatment and refining costs								1,288
Sustaining capital								17,173
General and administrative								7,025
Exploration								7,813
Reclamation								3,581
Project/pre-development costs								1,677
All-in sustaining costs								$140,786
Silver equivalent ounces sold								4,828,857
Kensington and Wharf silver equivalent ounces sold								3,031,560
Consolidated silver equivalent ounces sold								7,860,417
All-in sustaining costs per silver equivalent ounce								$17.90
Inventory adjustments								$(0.09)
Adjusted all-in sustaining costs per silver equivalent ounce								$17.81

Consolidated silver equivalent ounces sold (average spot)								8,990,166
All-in sustaining costs per average spot silver equivalent ounce								$15.66
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$15.58

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce

for Three Months Ended March 31, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$63,151	$32,255	$400	$95,806	$37,621	$19,431	$57,052	$152,858
Amortization	20,150	5,816	113	26,079	9,178	3,111	12,289	38,368
Costs applicable to sales	$43,001	$26,439	$287	$69,727	$28,443	$16,320	$44,763	$114,490
Silver equivalent ounces sold	4,427,346	2,104,209	39,765	6,571,320				9,978,120
Gold equivalent ounces sold					32,144	24,636	56,780
Costs applicable to sales per ounce	$9.71	$12.56	$7.22	$10.61	$885	$662	$788	$11.47
Inventory adjustments	(0.03)	0.01	—	(0.01)	(1)	8	3	(0.01)
Adjusted costs applicable to sales per ounce	$9.68	$12.57	$7.22	$10.60	$884	$670	$791	$11.46

Costs applicable to sales per average spot ounce	$8.89	$11.80		$9.80				$10.33
Inventory adjustments	(0.02)	0.01		(0.01)				0.01
Adjusted costs applicable to sales per average spot ounce	$8.87	$11.81		$9.79				$10.34

Costs applicable to sales								$114,490
Treatment and refining costs								1,616
Sustaining capital								11,191
General and administrative								10,125
Exploration								5,252
Reclamation								3,338
Project/pre-development costs								1,419
All-in sustaining costs								$147,431
Silver equivalent ounces sold								6,571,320
Kensington and Wharf silver equivalent ounces sold								3,406,800
Consolidated silver equivalent ounces sold								9,978,120
All-in sustaining costs per silver equivalent ounce								$14.77
Inventory adjustments								$0.01
Adjusted all-in sustaining costs per silver equivalent ounce								$14.78

Consolidated silver equivalent ounces sold (average spot)								11,093,378
All-in sustaining costs per average spot silver equivalent ounce								$13.29
Inventory adjustments								$0.01
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$13.30

Reconciliation of All-in Sustaining Costs per 60:1 Silver Equivalent Ounce
for 2018 Guidance

	Silver				Gold
In thousands except per ounce amounts	Palmarejo	Rochester	Silvertip	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$208,000	$116,300	$88,000	$412,300	$146,100	$89,700	$235,800	$648,100
Amortization	63,300	18,900	20,000	102,200	40,400	12,100	52,500	154,700
Costs applicable to sales	$144,700	$97,400	$68,000	$310,100	$105,700	$77,600	$183,300	$493,400
Silver equivalent ounces sold	13,700,000	7,300,000	4,500,000	25,500,000				37,800,000
Gold equivalent ounces sold					117,500	87,500	205,000
Costs applicable to sales per ounce	$10.50 - $11.00	$13.25 - $13.75	$15.00 - $15.50		$900 - $950	$850 - $900

Costs applicable to sales								$493,400
Treatment and refining costs								12,000
Sustaining capital, including capital lease payments								100,000
General and administrative								33,000
Exploration								22,000
Reclamation								15,700
Project/pre-development costs								2,900
All-in sustaining costs								$679,000
Silver equivalent ounces sold								25,500,000
Kensington and Wharf silver equivalent ounces sold								12,300,000
Consolidated silver equivalent ounces sold								37,800,000
All-in sustaining costs per silver equivalent ounce								$17.50 - $18.00

Reconciliation of All-in Sustaining Costs per Spot Silver Equivalent Ounce
for 2018 Guidance

	Silver				Gold
In thousands except per ounce amounts	Palmarejo	Rochester	Silvertip	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$208,000	$116,300	$88,000	$412,300	$146,100	$89,700	$235,800	$648,100
Amortization	63,300	18,900	20,000	102,200	40,400	12,100	52,500	154,700
Costs applicable to sales	$144,700	$97,400	$68,000	$310,100	$105,700	$77,600	$183,300	$493,400
Silver equivalent ounces sold	15,387,500	8,012,500	5,750,000	29,150,000				44,525,000
Gold equivalent ounces sold					117,500	87,500	205,000
Costs applicable to sales per ounce	$9.25 - $9.75	$12.00 - $12.50	$12.00 - $12.50		$900 - $950	$850 - $900

Costs applicable to sales								$493,400
Treatment and refining costs								12,000
Sustaining capital, including capital lease payments								100,000
General and administrative								33,000
Exploration								22,000
Reclamation								15,700
Project/pre-development costs								2,900
All-in sustaining costs								$679,000
Silver equivalent ounces sold								29,150,000
Kensington and Wharf silver equivalent ounces sold								15,375,000
Consolidated silver equivalent ounces sold								44,525,000
All-in sustaining costs per silver equivalent ounce								$15.00 - $15.50